Exhibit 99.1

FOR IMMEDIATE RELEASE

BofI Holding, Inc. CEO to Present

at 2010 Annual Meeting of Shareholders

SAN DIEGO, CA – (MARKETWIRE) – October 19, 2010 — BofI Holding, Inc. (NASDAQ: BOFI) (“BofI”), parent of Bank of Internet USA (the “Bank”), today announced Greg Garrabrants, President and Chief Executive Officer, will present at 2:30 P.M. PT on Thursday, October 21, 2010, following BofI’s 2010 Annual Meeting of Shareholders, which will be held at 2:00 P.M. PT at the Estancia La Jolla Hotel located at 9700 N. Torrey Pines Road, La Jolla, California.

Mr. Garrabrants’ remarks will cover the operating results of fiscal 2010 and the business outlook for BofI and the Bank.

To listen live, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-296-4206, passcode #4567424; international callers should dial: 719-325-2254, using the same passcode. Digital replay is available by calling 888-203-1112 and using the digital passcode #4567424.

The presentation will be webcast live and may be accessed at BofI’s website, http://www.bofiholding.com. For those unable to participate during the live broadcast, a replay will be available shortly after the call on the bofiholding.com website for 30 days.

BofI Holding, Inc. (NASDAQ:BOFI) is the holding company for Bank of Internet USA (the “Bank”), a nationwide savings bank that operates primarily through the Internet. The Bank provides a variety of consumer and wholesale banking services, focusing on gathering retail deposits over the Internet, and originating and purchasing single and multifamily mortgage loans, and purchasing mortgage-backed securities. BofI operates its Internet-based bank from a single location in San Diego, California. For more information on Bank of Internet USA, please visit http://www.bankofinternet.com.

For up-to-date company information and facts and figures about BofI Holding, Inc. visit www.bofiholding.com or contact

Kristi Procopio at (858) 704-6239